Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

New Source Energy Partners, L.P.
Oklahoma City, Oklahoma

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-186673 and 333-197425) and Form S-3 (333-195138 and 333-195129) of New Source Energy Partners L.P. of our report dated March 20, 2015, relating to the consolidated financial statements of New Source Energy Partners, L.P., which appears in this Form 10-K.

/s/ BDO USA, LLP
Austin, Texas
March 20, 2015